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                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement filed by Hambrecht & Quist Group, Inc. dated June 20, 1996.



                                       ARTHUR ANDERSEN LLP


San Francisco, California
  June 20, 1996